Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

psbusinessparks.com

February 20, 2019	For Release:	Immediately
	Date:	February 20, 2019
	Contact:	Jeff Hedges
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter and Year Ended December 31, 2018

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the quarter and year ended December 31, 2018.

Operating Results for the Three Months Ended December 31, 2018

Net income allocable to common shareholders was $31.5 million, or $1.15 per diluted common share, for the three months ended December 31, 2018, an increase of $10.3 million, or 48.9%, from $21.2 million, or $0.77 per diluted common share, for the same period in 2017. The increase was mainly due to the gain on the sale of an office park in Orange County, California, a charge related to the redemption of preferred stock incurred during the fourth quarter of 2017 that did not recur in the fourth quarter of 2018 and an increase in net operating income (“NOI”–described below) with respect to our real estate facilities. The increase in NOI includes a $2.7 million increase, or 4.0%, for our Same Park facilities (described below) driven by an increase in rental rates and occupancy combined with increased NOI from our non-Same Park and multifamily assets, partially offset by reduced NOI generated from facilities we sold in 2018.

Operating Results for the Year Ended December 31, 2018

Net income allocable to common shareholders was $172.9 million, or $6.31 per diluted common share, for the year ended December 31, 2018, an increase of $82.5 million, or 91.2%, from $90.4 million, or $3.30 per diluted common share, for the same period in 2017. The increase was mainly due to the gain on the sale of three office parks in Orange County, California, and an industrial park in Dallas, Texas, during 2018, charges related to the redemption of preferred stock incurred in 2017 that did not recur in 2018 and an increase in NOI with respect to our real estate facilities. The increase in NOI includes a $7.1 million increase, or 2.6%, for our Same Park facilities due primarily to an increase in rental rates and occupancy combined with increased NOI from our non-Same Park and multifamily assets, partially offset by reduced NOI generated from facilities we sold in 2018.

Funds from Operations (“FFO”), Core FFO per share and Funds Available for Distribution (“FAD”)

FFO per share was $1.65 for the three months ended December 31, 2018, as compared to $1.40 for the same period in 2017, an increase of 17.9%. FFO per share was $6.47 for the year ended December 31, 2018, as compared to $5.83 for the year ended December 31, 2017, an increase of 11.0%. FFO is a non-GAAP (generally accepted accounting principles) measure defined by the National Association of Real Estate Investment Trusts and generally represents GAAP net income before real estate depreciation and amortization expense, gains and losses from sales and impairment charges with respect to real estate assets.

Core FFO per share was $1.65 for the three months ended December 31, 2018, as compared to $1.52 for the same period in 2017, an increase of 8.6%. Core FFO per share was $6.47 for the year ended December 31, 2018, as compared to $6.13 for the year ended December 31, 2017, an increase of 5.5%. Core FFO per share is also a non-GAAP measure that represents FFO per share excluding the impact of (i) charges related to the redemption of preferred stock and (ii) compensatory arrangements related to the departure of a senior executive.

FAD was $45.9 million for the three months ended December 31, 2018, as compared to $43.0 million for the same period in 2017, an increase of 6.7%. FAD was $182.2 million for the year ended December 31, 2018, as compared to $164.4 million for the year ended December 31, 2017, an increase of 10.9%. FAD is a non-GAAP measure that represents Core FFO adjusted to (a) deduct capital expenditures that maintain the real estate values, tenant improvements and lease commissions and (b) eliminate certain non-cash expenses or income such as straight-line rent and non-cash stock compensation expense.

FFO, Core FFO per share and FAD are not substitutes for net income per share. Other real estate investment trusts (“REITs”) may compute these measures differently, and in the case of Core FFO and FAD, other REITs may not use the same terminology or may not present such a measure, so comparisons of these measures among REITs may not be comparable. We believe our presentations of FFO, Core FFO per share and FAD assist investors and analysts in analyzing and comparing our operating and financial performance between reporting periods.

Property Operations–Same Park Portfolio

The Company believes that evaluation of its Same Park portfolio, defined as all properties owned and operated as of December 31, 2018 that were acquired prior to January 1, 2016, provides an informative view of how the Company’s portfolio has performed over comparable periods. As of December 31, 2018, the Same Park facilities constitute 26.9 million rentable square feet, representing 95.4% of the 28.2 million rentable square feet in the Company’s total portfolio.

The following table presents the unaudited operating results of the Company’s Same Park facilities for the three months and years ended December 31, 2018 and 2017 (in thousands, except per square foot amounts):

	For the Three Months			For The Years
	Ended December 31,			Ended December 31,
	2018	2017	Change	2018	2017	Change
Rental income	$98,139	$97,211	1.0%	$392,149	$384,504	2.0%
Adjusted cost of operations (1)
Property taxes	9,519	9,304	2.3%	40,175	39,279	2.3%
Utilities	5,422	5,393	0.5%	22,437	21,934	2.3%
Repairs and maintenance	6,158	7,877	(21.8%)	24,569	25,832	(4.9%)
Snow removal	76	63	20.6%	910	544	67.3%
Other expenses	6,710	7,005	(4.2%)	27,511	27,466	0.2%

Total	27,885	29,642	(5.9%)	115,602	115,055	0.5%

NOI (2)	$70,254	$67,569	4.0%	$276,547	$269,449	2.6%

Selected Statistical Data
NOI margin (3)	71.6%	69.5%	3.0%	70.5%	70.1%	0.6%
Weighted average square foot occupancy	95.2%	95.1%	0.1%	94.9%	94.4%	0.5%
Revenue per occupied square foot (4)	$15.32	$15.20	0.8%	$15.36	$15.15	1.4%

(1)

Adjusted cost of operations excludes Long-Term Equity Incentive Plan (“LTEIP”) amortization, which can vary significantly period to period based upon the performance of the Company. LTEIP amortization included in our GAAP cost of operations was $305,000 and $564,000 for the three months ended December 31, 2018 and 2017, respectively, and $1.3 million and $2.3 million for the years ended December 31, 2018 and 2017, respectively.

(2)

We evaluate the performance of our business parks primarily based on NOI, a non-GAAP financial measure. We define NOI as rental income less adjusted cost of operations. We believe NOI assists investors in analyzing the performance and value of our business parks by excluding (i) corporate items not related to the results of our business parks, (ii) depreciation and amortization expense because it does not accurately reflect changes in the value of our business parks and (iii) LTEIP amortization as these items significantly vary from period to period and thus impact comparability across periods.

(3)	NOI margin is computed by dividing NOI by total rental income.
(4)

Revenue per occupied square foot is computed by dividing total rental income during the period by weighted average occupied square feet during the same period. For the three month periods ending December 31, 2018 and 2017, total rental income amounts have been annualized.

The following table summarizes select unaudited quarterly financial data with respect to the Same Park facilities (in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31	Full Year
Rental income
2018	$98,022	$97,760	$98,228	$98,139	$392,149
2017	$95,756	$95,464	$96,073	$97,211	$384,504

Adjusted cost of operations
2018	$30,035	$28,865	$28,817	$27,885	$115,602
2017	$28,214	$28,008	$29,191	$29,642	$115,055

Weighted average square foot occupancy
2018	94.6%	94.6%	95.0%	95.2%	94.9%
2017	94.6%	93.7%	94.1%	95.1%	94.4%

Annualized revenue per occupied square foot
2018	$15.40	$15.36	$15.36	$15.32	$15.36
2017	$15.05	$15.15	$15.18	$15.20	$15.15

Distributions Declared

On February 20, 2019, the Board of Directors declared a quarterly dividend of $1.05 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions are payable on March 28, 2019 to shareholders of record on March 13, 2019.

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a REIT that acquires, develops, owns and operates commercial properties, primarily multi-tenant industrial, flex and office space. As of December 31, 2018, the Company wholly owned 28.2 million rentable square feet with approximately 5,050 commercial customers in six states and held a 95.0% interest in a 395-unit apartment complex.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Thursday, February 21, 2019, at 10:00 a.m. PST (1:00 p.m. EST) to discuss fourth quarter results. The toll free number is (800) 901-5382; the conference ID is PSBQ418. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through March 7, 2019 at (800) 753-9146, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2018	2017
	(Unaudited)
ASSETS

Cash and cash equivalents	$37,379	$114,882

Real estate facilities, at cost
Land	816,656	769,036
Buildings and improvements	2,374,943	2,156,862

	3,191,599	2,925,898
Accumulated depreciation	(1,241,116)	(1,161,798)

	1,950,483	1,764,100
Properties held for sale, net	—	49,259
Land and building held for development	30,848	29,665

	1,981,331	1,843,024
Investment in and advances to unconsolidated joint venture	—	100,898
Rent receivable, net	1,403	1,876
Deferred rent receivable, net	33,308	32,062
Other assets	15,173	7,417

Total assets	$2,068,594	$2,100,159

LIABILITIES AND EQUITY

Accrued and other liabilities	$85,141	$80,223
Preferred stock called for redemption	—	130,000

Total liabilities	85,141	210,223

Commitments and contingencies
Equity
PS Business Parks, Inc.’s shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 38,390 shares issued and outstanding at
December 31, 2018 and 2017, respectively	959,750	959,750
Common stock, $0.01 par value, 100,000,000 shares authorized, 27,362,101 and 27,254,607 shares issued and outstanding at December 31, 2018 and 2017, respectively	274	272
Paid-in capital	736,131	735,067
Accumulated earnings (deficit)	69,207	(1,778)

Total PS Business Parks, Inc.’s shareholders’ equity	1,765,362	1,693,311
Noncontrolling interests	218,091	196,625

Total equity	1,983,453	1,889,936

Total liabilities and equity	$2,068,594	$2,100,159

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months		For The Years
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017

Rental income	$104,125	$101,837	$413,516	$402,179

Expenses
Cost of operations	30,637	32,378	126,547	125,340
Depreciation and amortization	25,737	23,805	99,242	94,270
General and administrative	3,056	2,660	10,155	9,679

Total operating expenses	59,430	58,843	235,944	229,289

Interest and other income	444	343	1,510	942
Interest and other expense	(166)	(313)	(665)	(1,285)
Equity in loss of unconsolidated joint venture	—	(47)	—	(805)
Gain on sale of real estate facilities	8,201	—	93,484	1,209
Gain on sale of development rights	—	2,500	—	6,365

Net income	53,174	45,477	271,901	179,316
Allocation to noncontrolling interests	(8,385)	(5,669)	(45,199)	(24,279)

Net income allocable to PS Business Parks, Inc.	44,789	39,808	226,702	155,037
Allocation to preferred shareholders based upon
Distributions	(12,959)	(14,401)	(51,880)	(52,873)
Redemptions	—	(4,078)	—	(10,978)
Allocation to restricted stock unit holders	(331)	(179)	(1,923)	(761)

Net income allocable to common shareholders	$31,499	$21,150	$172,899	$90,425

Net income per common share
Basic	$1.15	$0.78	$6.33	$3.32
Diluted	$1.15	$0.77	$6.31	$3.30

Weighted average common shares outstanding
Basic	27,353	27,255	27,321	27,207
Diluted	27,454	27,442	27,422	27,412

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”), Core FFO and Funds Available for Distribution (“FAD”)

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months		For The Years
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Net income allocable to common shareholders	$31,499	$21,150	$172,899	$90,425
Adjustments
Gain on sale of real estate facilities and development rights	(8,201)	(2,500)	(93,484)	(7,574)
Depreciation and amortization expense	25,737	23,805	99,242	94,270
Depreciation expense from unconsolidated joint venture	—	593	—	1,180
Net income allocated to noncontrolling interests	8,385	5,669	45,199	24,279
Net income allocated to restricted stock unit holders	331	179	1,923	761
FFO allocated to joint venture partner	(21)	—	(13)	—

FFO allocable to common and dilutive shares (1)	57,730	48,896	225,766	203,341
Charge related to the redemption of preferred securities	—	4,078	—	10,978
Net impact due to a change in senior executive	—	—	—	(414)

Core FFO allocable to common and dilutive shares (1)	57,730	52,974	225,766	213,905
Adjustments
Recurring capital improvements	(3,734)	(3,395)	(10,751)	(10,069)
Tenant improvements	(6,277)	(4,837)	(18,688)	(28,294)
Lease commissions	(1,771)	(2,315)	(8,048)	(7,477)
Straight-line rent	(736)	(392)	(3,061)	(2,311)
In-place lease adjustment	22	8	57	(18)
Tenant improvement reimbursements, net of lease incentives	(536)	(528)	(2,226)	(2,182)
Non-cash stock compensation expense	1,241	1,529	4,174	5,191
Cash paid for taxes in lieu of shares upon vesting of restricted stock units	(26)	—	(4,981)	(3,865)
Capitalized interest	—	—	—	(506)

FAD (2)	$45,913	$43,044	$182,242	$164,374

Distributions to common shares and units	$36,707	$29,555	$132,739	$118,130
Distribution payout ratio	79.9%	68.7%	72.8%	71.9%

Reconciliation of Earnings per Share to FFO per Share
Net income per common share—diluted	$1.15	$0.77	$6.31	$3.30
Gain on sale of real estate facilities and development rights	(0.23)	(0.07)	(2.68)	(0.21)
Depreciation and amortization expense, including amounts from unconsolidated joint venture	0.73	0.70	2.84	2.74

FFO per share (1)	$1.65	$1.40	$6.47	$5.83

Core FFO per share (1)	$1.65	$1.52	$6.47	$6.13

Weighted average outstanding:
Common shares	27,353	27,255	27,321	27,207
Operating partnership units	7,305	7,305	7,305	7,305
Restricted stock units	169	175	182	187
Common share equivalents	101	187	101	205

Total common and dilutive shares	34,928	34,922	34,909	34,904

(1)	FFO and Core FFO are defined above.
(2)	FAD is defined above.

PS BUSINESS PARKS, INC.

Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For The Three Months			For The Years
	Ended December 31,			Ended December 31,
	2018	2017	Change	2018	2017	Change
Rental Income
Same Park	$98,139	$97,211	1.0%	$392,149	$384,504	2.0%
Non-Same Park	3,543	519	582.7%	8,680	1,495	480.6%
Multifamily	2,296	—	100.0%	7,353	—	100.0%
Assets sold or held for sale	147	4,107	(96.4%)	5,334	16,180	(67.0%)

Total rental income	104,125	101,837	2.2%	413,516	402,179	2.8%

Cost of operations
Adjusted Cost of Operations
Same Park	27,885	29,642	(5.9%)	115,602	115,055	0.5%
Non-Same Park	1,272	455	179.6%	3,355	1,373	144.4%
Multifamily	1,041	—	100.0%	4,054	—	100.0%
Assets sold or held for sale	134	1,717	(92.2%)	2,268	6,581	(65.5%)
LTEIP amortization	305	564	(45.9%)	1,268	2,331	(45.6%)

Total cost of operations	30,637	32,378	(5.4%)	126,547	125,340	1.0%

Net operating income
Same Park	70,254	67,569	4.0%	276,547	269,449	2.6%
Non-Same Park	2,271	64	3,448.4%	5,325	122	4,264.8%
Multifamily	1,255	—	100.0%	3,299	—	100.0%
Assets sold or held for sale	13	2,390	(99.5%)	3,066	9,599	(68.1%)
LTEIP amortization	(305)	(564)	(45.9%)	(1,268)	(2,331)	(45.6%)
Depreciation and amortization expense	(25,737)	(23,805)	8.1%	(99,242)	(94,270)	5.3%
General and administrative expense	(3,056)	(2,660)	14.9%	(10,155)	(9,679)	4.9%
Interest and other income	444	343	29.4%	1,510	942	60.3%
Interest and other expense	(166)	(313)	(47.0%)	(665)	(1,285)	(48.2%)
Equity in loss of unconsolidated joint venture	—	(47)	(100.0%)	—	(805)	(100.0%)
Gain on sale of real estate facilities	8,201	—	100.0%	93,484	1,209	7,632.3%
Gain on sale of development rights	—	2,500	(100.0%)	—	6,365	(100.0%)

Net income	$53,174	$45,477	16.9%	$271,901	$179,316	51.6%